UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)

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Inland Real Estate Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT OF

INLAND REAL ESTATE CORPORATION

June 19, 2012

This supplement to the proxy statement is being filed today with the Securities and Exchange Commission (the “SEC”) and contains important information that supplements and amends the definitive proxy statement of Inland Real Estate Corporation (the “Company”) filed with the United States Securities and Exchange Commission (the “SEC”) on April 30, 2012.  The supplement should be read in conjunction with the proxy statement in its entirety.

The Company is filing this supplement to (i) revise the proposal to amend the Company’s charter to include certain disclosures regarding the purposes for which the Company may issue shares of preferred stock; (ii) disclose that the Company has retained Georgeson Inc. to solicit proxies; and (iii) change the deadline disclosed in the proxy statement for stockholders seeking to include a proposal in our 2013 annual meeting proxy statement pursuant to SEC Rule 14a-8.  In addition, this supplement conforms the order of two proposals contained in the proxy statement to the order in which those proposals are presented on the proxy card.  Specifically, this supplement renumbers what was originally Proposal No. 3 in the proxy statement as Proposal No. 4 and renumbers what was originally Proposal No. 4 in the proxy statement as Proposal No. 3 and makes conforming changes to the proxy statement included herein to reflect this renumbering.

No changes are being made to the proxy card; therefore, if you have already voted, you do not need to vote again unless you wish to change your vote.  If you have already voted but wish to change your vote, you may revoke your prior vote by following the instructions in the proxy statement, as supplemented, and, for example, submitting a new properly executed proxy card or voting instruction form or submitting new proxy or voting instructions by telephone or via the Internet.  If you have not already voted, please cast your vote in accordance with the instructions in the proxy statement, as supplemented.

The Company hereby makes the following supplemental disclosures to its definitive 2012 annual meeting proxy statement:

The following sentence replaces the sixth complete sentence of the disclosure captioned “Broker Non-Votes” as originally set forth on page six of the proxy statement.  The reference to what was originally Proposal 3 (Amendment to the Charter) in the proxy statement has been renumbered as Proposal 4.

Broker non-votes will have the effect of a vote against Proposal 4 (Amendment to the Charter).

The following sentence replaces the second complete sentence of the disclosure captioned “Abstentions” as originally set forth on page six of the proxy statement.  The reference to what was originally Proposal 3 (Amendment to the Charter) in the proxy statement has been renumbered as Proposal 4.

Abstentions will have the effect of a vote against Proposal 4 (Amendment to the Charter).

The following disclosure replaces the second complete sentence of the disclosure captioned “Failure to Vote” as originally set forth on page six of the proxy statement.  The reference to what was originally Proposal 3 (Amendment to the Charter) in the proxy statement has been renumbered as Proposal 4.

Because the approval of Proposal 4 (Amendment to the Charter) requires the affirmative vote of a majority of votes entitled to be cast (as opposed to a majority of votes actually cast), a failure to attend the meeting, either in person or by proxy, by a stockholder entitled to vote will have the effect of a vote against Proposal 4.

The following disclosure is appended as the second paragraph of the disclosure captioned “Costs of Proxies” as originally set forth on page six of the proxy statement.

Subsequent to the mailing of the definitive proxy statement, the Company retained the services of Georgeson Inc. to solicit the proxies of certain stockholders for the annual stockholders’ meeting.  The cost of such services is estimated to be $9,600, including the reimbursement of out-of-pocket expenses.  In addition, certain of our officers, directors and employees (who will receive no extra compensation for their services) may solicit proxies by telephone, by fax or in person.

The following paragraphs replace the fourth and fifth paragraphs, respectively, of the disclosure captioned “Information Regarding Votes Necessary for Action to Be Taken” as originally set forth on page six of the proxy statement.  The reference to what was originally Proposal 4 (Advisory Resolution on Executive Compensation) in the proxy statement has been renumbered as Proposal 3, and the reference to what was originally Proposal 3 (Amendment to the Charter) in the proxy statement has been renumbered as Proposal 4.  In addition, the renumbered proposals and the accompanying descriptions of the votes required have been rearranged to reflect the renumbering.  The order of the proposals as renumbered now matches the order of the proposals on the proxy card.

Proposal 3 (Advisory Resolution on Executive Compensation).  The affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is required to approve the advisory resolution to approve executive compensation.

Proposal 4 (Amendment to the Charter).  The affirmative vote of a majority of the votes entitled to be cast is required to approve the amendment to the Charter.

The disclosure captioned “PROPOSAL NO. 3 — APPROVAL OF THE AMENDMENT TO OUR CHARTER INCREASING THE NUMBER OF SHARES OF PREFERRED STOCK THE COMPANY IS AUTHORIZED TO ISSUE TO 12,000,000 SHARES” as originally set forth in the proxy statement beginning on page 50 is hereby renumbered as “PROPOSAL NO. 4 — APPROVAL OF THE AMENDMENT TO OUR CHARTER INCREASING THE NUMBER OF SHARES OF PREFERRED STOCK THE COMPANY IS AUTHORIZED TO ISSUE TO 12,000,000 SHARES”.  The order of the proposals as renumbered now matches the order of the proposals on the proxy card.  Apart from the renumbering and the changes to the fifth and sixth paragraphs of this Proposal described below, the language of the Proposal has not changed.

The following sentence replaces the second sentence of the fifth paragraph of the Proposal, which sentence was originally set forth in the proxy statement on page 50.

No further approval by stockholders would be necessary prior to the issuance of any additional shares of preferred stock, except as stated in the following paragraph or as may be required by law or applicable NYSE rules.

The following sentence replaces the fourth sentence of the fifth paragraph of the Proposal, which sentence was originally set forth in the proxy statement on page 50.

Subject to law and the rules of the NYSE and except as stated in the following paragraph, the board has the sole discretion to issue additional shares of preferred stock on such terms and for such consideration as may be determined by the board.

The following paragraph replaces the sixth paragraph of the Proposal, which paragraph was originally set forth in the proxy statement on page 51.

Subject to the obligations of our directors to fulfill fiduciary or other duties and comply with standards of conduct imposed on them by the Maryland General Corporation Law or any other applicable state or federal law, rule or regulation, the Company represents that it will not, without the prior approval of its common stockholders, issue any series of preferred stock specifically for any defensive or anti-takeover purpose, including to implement any stockholder rights plan for such purpose.  The Company may issue preferred stock for capital raising transactions, acquisitions, joint ventures or other corporate purposes, which despite not having a defensive or anti-takeover purpose may have the effect of making an acquisition of the Company more difficult or costly.  In evaluating this proposal, stockholders may want to consider that issuances of additional common stock by the Company to accomplish any capital raising transactions, acquisitions, joint ventures or other corporate purposes could have a similar effect on a potential acquisition of the Company.

The disclosure captioned “PROPOSAL NO. 4 — ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION” as originally set forth in the proxy statement beginning on page 52 is hereby renumbered as “PROPOSAL NO. 3 — ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION”.  The order of the proposals as renumbered now matches the order of the proposals on the proxy card.  Apart from the renumbering, the language of the Proposal has not changed.

The following paragraph replaces the second paragraph of the disclosure captioned “Stockholder Proposals” as originally set forth in the proxy statement on page 53.  The disclosed deadline for stockholders seeking to include a proposal in our 2013 annual meeting proxy statement pursuant to SEC Rule 14a-8 has been changed to January 11, 2013.

Our bylaws do not change the deadline for a stockholder seeking to include a proposal in our proxy statement pursuant to SEC Rule 14a-8.  This rule requires that notice of a stockholder proposal requested to be included in our proxy materials pursuant to that Rule must generally be furnished to our corporate secretary not later than 120 days prior to the date that the proxy statement and form of proxy were first sent to the stockholders.  For our annual meeting to be held in 2013, any stockholder proposal to be included in the proxy statement under Rule 14a-8 must have been received by our corporate secretary no later than January 11, 2013.